UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020
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ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
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Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street,	Richmond,	Virginia	23230
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
_______________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.33 1/3 par value	MO	New York Stock Exchange
1.000% Notes due 2023	MO23A	New York Stock Exchange
1.700% Notes due 2025	MO25	New York Stock Exchange
2.200% Notes due 2027	MO27	New York Stock Exchange
3.125% Notes due 2031	MO31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Altria Group, Inc. (the “Company”) is party to a senior unsecured 5-year revolving credit agreement, dated August 1, 2018 (as amended, the “Credit Agreement”), that provides for borrowings up to an aggregate principal amount of $3.0 billion. The Company’s obligations under the Credit Agreement are guaranteed by Philip Morris USA Inc., a wholly-owned subsidiary of the Company. A description of the material terms of the Credit Agreement is set forth in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 1, 2018 and January 31, 2019.
On March 23, 2020, the Company provided notice to JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement, to borrow the entire available amount ($3.0 billion) under the Credit Agreement and, as of March 26, 2020, $3.0 billion was outstanding under the Credit Agreement. The Company typically accesses the commercial paper market early in the second quarter to help fund payments related to the Master Settlement Agreement and shareholder dividends.  In light of the current uncertainty in the global capital markets, including the commercial paper market, resulting from the COVID-19 outbreak, the Company elected to borrow the entire amount available under the Credit Agreement as a precautionary measure to increase its cash position and preserve financial flexibility.  The Company intends to use a portion of the proceeds from the borrowing under the Credit Agreement to help fund these payments and for other general corporate purposes.
All borrowing under the Credit Agreement matures on August 1, 2023, unless extended pursuant to the terms of the Credit Agreement. The amount borrowed under the Credit Agreement will bear interest as provided in the Credit Agreement. The Company has chosen an initial interest rate (as permitted under the Credit Agreement) tied to three-month LIBOR. Based on the current rating of the Company’s long-term senior unsecured debt, the initial interest rate for the first three-month period ending June 26, 2020 will be based on the three-month LIBOR plus a margin of 1.00%. The Company may repay the borrowing under the Credit Agreement at any time without penalty.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and
Associate General Counsel

DATE:    March 26, 2020

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